Exhibit 99.1

OSI Systems Reports Second Quarter Fiscal 2018 Financial Results

  Record Fiscal Q2 Revenue of $278 Million (14% increase over prior year)
  Q2 Earnings (Loss) Per Diluted Share
    GAAP EPS of ($2.47) - Includes a charge of $56 million, or $2.96 per share, associated with U.S. tax reform
    Non-GAAP EPS of $0.97 (43% increase over prior year)
  Backlog up 12% since June 30, 2017
  Company Raises FY 2018 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--February 1, 2018--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the quarter and six months ended December 31, 2017.

Deepak Chopra, OSI Systems’ Chairman and CEO, stated, “We are pleased to report an excellent second quarter as we achieved record revenues, operating margin expansion and strong cash flow. We executed on strategic initiatives and grew our backlog, positioning the Company well for the remainder of fiscal 2018.”

The Company reported revenues of $277.5 million for the second quarter of fiscal 2018, an increase of 14% from the $242.5 million reported for the second quarter of fiscal 2017. Net loss for the second quarter of fiscal 2018 was $47.0 million, or ($2.47) per diluted share, compared to net income of $4.8 million, or $0.25 per diluted share, for the second quarter of fiscal 2017. Non-GAAP net income for the second quarter of fiscal 2018 was $19.1 million, or $0.97 per diluted share, compared to non-GAAP net income for the second quarter of fiscal 2017 of $13.4 million, or $0.68 per diluted share.

As a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017, the Company recognized a charge of $56 million, or $2.96 per share, in the second quarter of fiscal 2018. The charge included management’s current estimate of the tax on accumulated overseas profits and the revaluation of deferred tax assets and liabilities. As the Company has a June 30 fiscal year end, the Tax Act’s lower corporate tax rate will be phased in, and is expected to result in a U. S. statutory federal tax rate of approximately 28% for the fiscal year ending June 30, 2018, which is a reduction from 35%. The Company’s reported tax rate, which includes the charge, was 465.0% for the second quarter of fiscal 2018, and 231.4% for the first half of the fiscal year. The Company’s tax rate, excluding the Tax Act related charge and certain discrete tax items, was 28.0% for the fiscal 2018 second quarter and 28.2% for the first half of the fiscal year. The provisional estimates are based on the Company's initial analysis of the Tax Act. The changes included in the Tax Act are broad and complex. The final impacts of the Tax Act may differ materially from the amounts estimated above, due to, among other things, changes in interpretation of the Tax Act, any legislative action that may be taken to address questions arising due to the Tax Act, and any changes in accounting standards for income taxes or related interpretations in response to the Tax Act. The Company currently anticipates finalizing and recording any resulting adjustments by the end of the 2018 calendar year.

For the six months ended December 31, 2017, revenues rose 15% to $534.7 million, compared with the same period a year ago. Net loss in this period was $36.8 million, or ($1.95) per diluted share, compared with net income of $5.5 million, or $0.28 per diluted share, in the same period a year ago. Non-GAAP net income for the six months ended December 31, 2017 was $34.6 million, or $1.76 per diluted share, compared with non-GAAP net income of $22.1 million, or $1.12 per diluted share, for the comparable prior-year period.

During the quarter ended December 31, 2017, the Company's book-to-bill ratio for equipment and related services (non-turnkey) was 1.1. As of December 31, 2017, the Company's backlog was approximately $830 million, compared with $738 million as of June 30, 2017. Operating cash flow during the quarter ended December 31, 2017 was $50 million, and capital expenditures were $8 million. For the comparable period in the prior year, operating cash flow was $20 million, and capital expenditures were $2 million.

Mr. Chopra commented, “Our Security division achieved record second fiscal quarter revenues of $172 million, up 23% compared with the prior-year period. This included approximately $20 million of revenues generated by the explosive trace detection business we acquired in July 2017. This business nicely complements our pre-existing product portfolio, and we are progressing well with our integration efforts. As we announced, shortly after the end of the second quarter, we signed a new two-year agreement with Mexico’s customs and tax authority to continue providing security inspection services in a wide-ranging program utilizing cargo and vehicle screening systems in Mexico. The anticipated sales from this agreement are consistent with the expectations reflected in our previous financial guidance for fiscal 2018.”

Mr. Chopra continued, “Our Healthcare division revenues were up 3%. Excluding $4.5 million of revenues in Q2 of fiscal 2017 attributable to a non-core business that was divested in February 2017, Healthcare sales were up 13%, which marked the fourth consecutive quarter of solid year-over-year organic growth.”

Mr. Chopra concluded, “Our Optoelectronics and Manufacturing division performed well in the quarter as year-over-year sales grew 5%. We continually strive to find opportunities where our technology, capabilities, and geographic presence differentiate us among our peers.”

Fiscal Year 2018 Outlook

The Company is raising its fiscal 2018 sales guidance to $1,055 million - $1,090 million, representing growth of 10% - 13% compared to the prior year. In addition, the Company is increasing its non-GAAP earnings guidance to $3.45 - $3.67 per diluted share. Actual sales and non-GAAP diluted earnings per share could vary from this guidance.

The Company’s fiscal 2018 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because it is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment, and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and six months ended December 31, 2016 and 2017 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense related to convertible debt, and their associated tax effects, and the impact from discrete income tax items including charges resulting from the implementation of the Tax Act. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results (excluding amounts management does not view as reflective of ongoing operating results) for planning, forecasting and assessing the performance of the business, (iii) a meaningful comparison of results of current periods against results of past periods and (iv) comparable financial results to those of peer companies. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 pm PT (4:30 pm ET) today to discuss its results for the second quarter of fiscal 2018. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until February 15, 2018. The replay can be accessed either through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call replay identification code ‘9091448’.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings and growth in fiscal 2018, as well as the Company’s expectations regarding the effects of the Tax Act on the Company’s business. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact of volatility in oil prices; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)
	June 30, 2017	December 31, 2017
Assets

Cash and cash equivalents	$169,650	$211,973
Accounts receivable, net	206,526	208,454
Inventories	248,510	281,033
Other current assets	28,314	31,051
Total current assets	653,000	732,511
Goodwill	242,129	285,880
Intangible assets	118,450	139,104
Other non-current assets	216,508	189,264
Total Assets	$1,230,087	$1,346,759

Liabilities and Stockholders' Equity

Bank lines of credit	$103,000	$195,000
Current portion of long-term debt	2,396	2,279
Accounts payable and accrued expenses	137,559	143,931
Other current liabilities	103,179	129,970
Total current liabilities	346,134	471,180
Long-term debt	241,750	245,181
Deferred income taxes	20,681	38,381
Other long-term liabilities	52,309	61,943
Total liabilities	660,874	816,685
Total stockholders’ equity	569,213	530,074
Total Liabilities and Stockholders’ Equity	$1,230,087	$1,346,759

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2017	2016	2017
Revenues	$242,548	$277,528	$463,403	$534,661
Cost of goods sold	159,953	175,898	312,721	341,760
Gross profit	82,595	101,630	150,682	192,901
Operating expenses:
Selling, general and administrative	51,544	60,098	95,097	115,745
Research and development	12,938	15,088	25,416	30,188
Impairment, restructuring and other charges	9,420	8,297	19,377	9,427
Total operating expenses	73,902	83,483	139,890	155,360
Income from operations	8,693	18,147	10,792	37,541
Interest expense and other, net	(1,981)	(5,282)	(3,139)	(9,531)
Income before income taxes	6,712	12,865	7,653	28,010
Provision for income taxes	1,879	59,816	2,143	64,804
Net income (loss)	$4,833	$(46,951)	$5,510	$(36,794)

Diluted earnings (loss) per share	$0.25	$(2.47)	$0.28	$(1.95)
Weighted average shares outstanding – diluted	19,653	18,971	19,620	18,874

UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2017	2016	2017
Revenues – by Segment:
Security division	$139,504	$172,269	$263,213	$334,514
Healthcare division	51,110	52,506	96,760	98,035
Optoelectronics and Manufacturing division (including intersegment revenues)	60,601	63,886	117,556	122,812
Intersegment revenues eliminations	(8,667)	(11,133)	(14,126)	(20,700)
Total	$242,548	$277,528	$463,403	$534,661

Operating income (loss) – by Segment:
Security division	$9,130	$22,471	$18,480	$45,164
Healthcare division	801	603	(2,463)	1,450
Optoelectronics and Manufacturing division	5,525	4,502	10,175	9,677
Corporate	(6,802)	(9,118)	(15,815)	(17,871)
Eliminations	39	(311)	415	(879)
Total	$8,693	$18,147	$10,792	$37,541

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE (in thousands, except share and earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2016		2017		2016		2017
	Net income	EPS	Net income (loss)	EPS	Net income	EPS	Net income (loss)	EPS
GAAP basis	$4,833	$0.25	$(46,951)	$(2.47)	$5,510	$0.28	$(36,794)	$(1.95)
Impairment, restructuring and other charges	9,420	0.48	8,297	0.44	19,377	0.99	9,427	0.50
Amortization of acquired intangible assets	2,489	0.12	3,533	0.19	3,620	0.18	7,076	0.37
Non-cash interest	--	--	1,870	0.10	--	--	3,674	0.19
Tax benefit of above adjustments	(3,334)	(0.17)	(3,838)	(0.20)	(6,440)	(0.33)	(5,680)	(0.30)
Discrete tax items	--	--	56,212	2.96	--	--	56,919	3.02
Impact of diluted shares [1]	--	--	--	(0.05)	--	--	--	(0.07)
Non-GAAP basis	$13,408	$0.68	$19,123	$0.97	$22,067	$1.12	$34,622	$1.76

1 For the three and six months ended December 31, 2017, the weighted average diluted shares used to calculate EPS on a GAAP basis exclude potential common shares (stock options and restricted stock units) due to their antidilutive effect resulting from the Company’s reported net loss. For the three and six months ended December 31, 2017, the weighted average diluted shares used to calculate EPS on a non-GAAP basis were approximately 19,655,000 shares and 19,628,000 shares, respectively.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended December 31, 2016
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$9,130	6.5%	$801	1.6%	$5,525	9.1%	$(6,763)	$8,693	3.6%
Impairment, restructuring and other charges	7,745	5.6%	893	1.7%	223	0.4%	559	9,420	3.9%
Amortization of acquired intangible assets	1,989	1.4%	139	0.3%	361	0.6%	-	2,489	1.0%
Non-GAAP basis– operating income (loss)	$18,864	13.5%	$1,833	3.6%	$6,109	10.1%	$(6,204)	$20,602	8.5%

Three Months Ended December 31, 2017
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$22,471	13.0%	$603	1.1%	$4,502	7.0%	$(9,429)	$18,147	6.5%
Impairment, restructuring and other charges	1,591	0.9%	5,022	9.6%	1,221	1.9%	463	8,297	3.0%
Amortization of acquired intangible assets	3,152	1.9%	14	0.0%	367	0.6%	-	3,533	1.3%
Non-GAAP basis– operating income (loss)	$27,214	15.8%	$5,639	10.7%	$6,090	9.5%	$(8,966)	$29,977	10.8%

Six Months Ended December 31, 2016
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$18,480	7.0%	$(2,463)	(2.5%)	$10,175	8.7%	$(15,400)	$10,792	2.3%
Impairment, restructuring and other charges	14,135	5.4%	1,235	1.2%	288	0.2%	3,719	19,377	4.2%
Amortization of acquired intangible assets	2,589	1.0%	304	0.3%	727	0.6%	-	3,620	0.8%
Non-GAAP basis– operating income (loss)	$35,204	13.4%	$(924)	(1.0%)	$11,190	9.5%	$(11,681)	$33,789	7.3%

Six Months Ended December 31, 2017
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$45,164	13.5%	$1,450	1.5%	$9,677	7.9%	$(18,750)	$37,541	7.0%
Impairment, restructuring and other charges	1,901	0.6%	5,022	5.1%	1,221	1.0%	1,283	9,427	1.8%
Amortization of acquired intangible assets	6,314	1.9%	29	0.0%	733	0.6%	-	7,076	1.3%
Non-GAAP basis– operating income (loss)	$53,379	16.0%	$6,501	6.6%	$11,631	9.5%	$(17,467)	$54,044	10.1%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
(310) 349-2237
avashishat@osi-systems.com